EXHIBIT 4.10

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT dated as of June 30, 2004 (this “Amendment”), among AFFINITY GROUP, INC. (the “Borrower”), THE GUARANTORS PARTY HERETO (the “Guarantors”), THE LENDERS PARTY HERETO (the “Lenders”), CANADIAN IMPERIAL BANK OF COMMERCE, as Syndication Agent (the “Syndication Agent”), CANADIAN IMPERIAL BANK OF COMMERCE (“CIBC”), as Administrative Agent (the “Administrative Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION , as Documentation Agent (the “Documentation Agent” and together with the Administrative Agent and the Syndication Agent, the “Agents”).

WHEREAS, the Credit Agreement (as defined below) provides that the Lenders may make Revolving Credit and Term Loans to the Borrower, and that the Issuing Lender may issue Letters of Credit; and

WHEREAS, the Credit Parties wish to amend the Credit Agreement to permit the Borrower and the other Credit Parties to permit additional transactions with Affiliates;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.             Reference to Credit Agreement.  Reference is made to the Amended and Restated Credit Agreement dated as of June 24, 2003, as amended by the First Amendment to the Credit Agreement dated as of February 18, 2004, among the Borrower, the Guarantors, the Lenders, the Syndication Agent, the Administrative Agent and the Documentation Agent (as amended on or prior to the date hereof and as it may be further amended or amended and restated from time to time, the “Credit Agreement”).  Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.             Amendment to Credit Agreement.  The Credit Parties, the Lenders, and the Agents agree that Section 7.7 of the Credit Agreement is hereby amended, effective as of the date hereof, by deleting the reference to “$2,000,000” in clause (v) of the proviso at the end of said section and replacing it with “$10,000,000.”

3.             No Default; Representations and Warranties, etc.  The Credit Parties hereby confirm that: (a) the representations and warranties of the Credit Parties contained in Article 4 of the Credit Agreement are true on and as of the date hereof as if made on such date; (b) the Credit Parties are in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed thereunder; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

4.             Conditions to this Amendment. This Amendment shall not become effective until the date on which each of the following conditions is satisfied or waived in writing by the Required Senior Lenders:

Counterparts of Amendment.  The Administrative Agent shall have received from the Credit Parties and the Required Senior Lenders either (i) a counterpart of this Amendment signed on behalf of the Lenders which are parties to the Credit Agreement and an amendment to the Note Purchase Agreement signed on behalf of the Noteholders which are parties to the Note Purchase Agreement or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such parties have signed counterparts of such Agreements.

Other Documents.  The Administrative Agent shall have received such other documents as any Agent or Special Counsel shall have reasonably requested.

Expenses.  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, all reasonable expenses, including legal fees and disbursements incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby and the reimbursement or payment of all other out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

5.             Miscellaneous.

Except to the extent specifically amended or waived hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect.  Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.  The foregoing waivers shall apply solely to the provisions of the Credit Agreement specified herein for the periods and purposes specified herein.  Nothing herein shall be deemed to constitute a modification, amendment or waiver of any other term or condition of the Credit Agreement.

This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

AFFINITY GROUP, INC.

By:	/s/ Thomas F. Wolfe
	Name:	Thomas F. Wolfe
	Title:	Sr. Vice President

SUBSIDIARIES/GUARANTORS

AFFINITY ADVERTISING, LP

By:		VBI, INC., its General Partner

By:	/s/ Thomas F. Wolfe
	Name:	Thomas F. Wolfe
	Title:	Sr. Vice President

AFFINITY BROKERAGE, INC.
AFFINITY ROAD AND TRAVEL CLUB, INC.
CAMP COAST TO COAST, INC.
CAMPING REALTY, INC.
CAMPING WORLD, INC.
CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.
COAST MARKETING GROUP, INC.
CWI, INC.
CW MICHIGAN, INC.
EHLERT PUBLISHING GROUP, INC.
GOLF CARD INTERNATIONAL CORP.
GOLF CARD RESORT SERVICES, INC.
GSS ENTERPRISES, INC.
POWER SPORTS MEDIA, INC.
TL ENTERPRISES, INC.
VBI, INC.

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	Sr. Vice President

AGREEMENT OF HOLDING COMPANY AND

RATIFICATION OF NONRECOURSE GUARANTY

The undersigned hereby agrees to the provisions of Section 2 and 3 and as guarantor hereby acknowledges and consents to the foregoing Amendment as of the date hereof, and agrees that the Amended and Restated Nonrecourse Guaranty and Pledge Agreement dated as of June 24, 2003 remains in full force and effect, and the undersigned confirms and ratifies all of its obligations thereunder.

AGI HOLDING CORP.

By:	/s/	Paul Schedler
	Name:	Paul Schedler
	Title:	Vice President

ADMINISTRATIVE AGENT and
SYNDICATION AGENT

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent and Syndication Agent

By:	/s/ Jonathan Rabinowitz
	Name:	Jonathan Rabinowitz
	Title:	CIBC World Markets Corp. As Agent

LENDER

APEX (IDM) CDO I, LTD.
ELC (CAYMAN) LTD.
ELC (CAYMAN) LTD. CDO SERIES 1999-I
ELC (CAYMAN) LTD. 1999-II
ELC (CAYMAN) LTD. 1999-III
ELC (CAYMAN) LTD. 2000-I
TRYON CLO LTD. 2000-I
By: David L. Babson & Company & Company Inc. as Collateral Manager

By:	/s/ Adrienne Musgnug
	Name:	Adrienne Musgnug
	Title:	Managing Director

LENDER

BABSON CLO LTD. 2003-i
By: David L. Babson & Company Inc. as Collateral Manager

By:	/s/ Adrienne Musgnug
	Name:	Adrienne Musgnug
	Title:	Managing Director

LENDER

By Callidus Debt Partners CLO Fund II, Ltd.
By:		Its Collateral Manager, Callidus Capital Management, LLC

By:	/s/ Mavis Taintor
	Name:	Mavis Taintor
	Title:	Managing Director

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO I, LTD., or an affiliate

By:	/s/ Charles A. Stearns
	Name:	Charles A. Stearns
	Title:	Vice President

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO III, LTD., or an affiliate

By:	/s/ Charles A. Stearns
	Name:	Charles A. Stearns
	Title:	Vice President

LENDER

ELF Funding Trust III
By:		New York Life Investment Management LLC, as Attorney-in-Fact

By:	/s/ Robert H. Dial
	Name:	Robert H. Dial
	Title:	Director

New York Life Insurance and Annuity Corporation

By:		New York Life Investment Management LLC, its Investment Manager

By:	/s/ Robert H. Dial
	Name:	Robert H. Dial
	Title:	Director

NYLIM Flatiron CLO 2003-1 Ltd.

By:	New York Life Investment Management LLC, as Collateral Manager and Attorney- in-Fact

By:	/s/ Robert H. Dial
	Name:	Robert H. Dial
	Title:	Director

LENDER

Franklin CLO I, Limited

By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

LENDER

Franklin CLO III, Limited

By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

LENDER

Franklin CLO IV, Limited

By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

LENDER

FRANKLIN FLOATING RATE DAILY ACCESS FUND

By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

LENDER

FRANKLIN FLOATING RATE MASTER SERIES

By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

LENDER

FRANKLIN FLOATING RATE TRUST

By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

LENDER

GoldenTree High Yield Master Fund, Ltd.
By: GoldenTree Asset Management, LP

By:	/s/ Frederick S. Haddad
	Name:	Frederick S. Haddad
	Title:	Portfolio Manager

LENDER

GoldenTree High Yield Opportunities I, LP.
By: GoldenTree Asset Management, LP

By:	/s/ Frederick S. Haddad
	Name:	Frederick S. Haddad
	Title:	Portfolio Manager

LENDER

GoldenTree High Yield Opportunities II, LP.
By: GoldenTree Asset Management, LP

By:	/s/ Frederick S. Haddad
	Name:	Frederick S. Haddad
	Title:	Portfolio Manager

LENDER

GoldenTree Loan Opportunities I, Limited
By: GoldenTree Asset Management, LP

By:	/s/ Frederick S. Haddad
	Name:	Frederick S. Haddad
	Title:	Portfolio Manager

LENDER

GoldenTree Loan Opportunities II, Limited
By: GoldenTree Asset Management, LP

By:	/s/ Frederick S. Haddad
	Name:	Frederick S. Haddad
	Title:	Portfolio Manager

LENDER

Hamilton CDO, LTD.
By:		Stanfield Capital Partners LLC As its Collateral Manager

By:	/s/ Christopher E. Jansen
	Name:	Christopher E. Jansen
	Title:	Managing Partner

LENDER

Landmark CDO Limited

By:	/s/ Alex Baldwin
	Name:	Alex Baldwin
	Title:	Authorized Signatory

LENDER

Landmark II CDO Limited

By:	/s/ Alex Baldwin
	Name:	Alex Baldwin
	Title:	Authorized Signatory

LENDER

MAPLEWOOD (CAYMAN) LIMITED
By: David L. Babson & Company Inc. under delegated authority from Massachusetts Mutual Life Insurance Company as Investment Manager

By:	/s/ Adrienne Musgnug
	Name:	Adrienne Musgnug
	Title:	Managing Director

LENDER

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: David L. Babson & Company Inc. as Investment Adviser

By:	/s/ Adrienne Musgnug
	Name:	Adrienne Musgnug
	Title:	Managing Director

LENDER

SIMSBURY CLO, LIMITED
By: David L. Babson & Company Inc. under delegated authority from Massachusetts Mutual Life Insurance Company as Collateral Manager

By:	/s/ Adrienne Musgnug
	Name:	Adrienne Musgnug
	Title:	Managing Director

LENDER

Stanfield Carrera CLO, Ltd.
By:	Stanfield Capital Partners LLC as its Asset Manager

By:	/s/ Christopher E. Jansen
	Name:	Christopher E. Jansen
	Title:	Managing Partner

LENDER

SUFFIELD CLO, LIMITED
By:	David L. Babson & Company Inc. as Collateral Manager

By:	/s/ Adrienne Musgnug
	Name:	Adrienne Musgnug
	Title:	Managing Director

LENDER

SunAmerica Senior Floating Rage Fund Inc.
By:		Stanfield Capital Partners LLC as subadvisor

By:	/s/ Christopher E. Jansen
	Name:	Christopher E. Jansen
	Title:	Managing Partner

LENDER

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Richard J. Salmon
	Name:	Richard J. Salmon
	Title:	Vice President

LENDER

Venture CDO 2002, Limited

By its investment advisor MJX Asset Management LLC

By:	/s/ Michael G. Regan
	Name:	Michael G. Regan
	Title:	Director

LENDER

Venture II CDO, Limited

By its investment advisor MJX Asset Management LLC

By:	/s/ Michael G. Regan
	Name:	Michael G. Regan
	Title:	Director

LENDER

Windsor Loan Funding, Limited
By:		Stanfield Capital Partners LLC as its Investment Manager

By:	/s/ Christopher E. Jansen
	Name:	Christopher E. Jansen
	Title:	Managing Partner